Exhibit 10.4

FORM OF

OMNIBUS AMENDMENT TO STOCK INCENTIVE PLAN AWARD

AGREEMENTS

This Omnibus AMENDMENT (“Amendment”), dated as of May 4, 2009, amends the terms and conditions of those certain stock incentive plan award agreements governing the terms of incentive awards granted under the Company’s 2000 Stock Incentive Plan and its Amended and Restated Stock Incentive Plan (together, the “Plan”), by and between Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), and [Name of Employee] (“Employee”), an employee of Plum Creek Timberlands, L.P., a Delaware limited partnership and wholly owned subsidiary of the Company. Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plan and in the specified award agreement.

RECITALS

WHEREAS, the Administrator is empowered pursuant to Section 10 of the Plan to amend, without Participant consent, the terms of any award previously granted under the Plan if such amendment does not impair the Participant’s rights under the existing terms of the award and does not otherwise violate any provision of the Plan.

WHEREAS, the Administrator has approved an amendment to each outstanding stock option award issued under the Plan to define early retirement eligibility and to extend the exercise period for vested stock options from 30 days to three years from the date of such early retirement (or the Expiration Date of the stock option, if earlier).

AMENDMENT

A.	Agreements Amended

1.	The following award agreements are hereby amended as set forth in Sections B, C and D of this Amendment:

(a)	Stock Option, Dividend Equivalent and Value Management Award Agreement dated as of May 10, 2000 by and between the Company and Employee; Stock Option and Dividend Equivalent Award Agreement dated as of January 25, 2001 by and between the Company and Employee; Stock Option, Dividend Equivalent and Value Management Award Agreement dated as of January 24, 2002 by and between the Company and Employee; Stock Option and Dividend Equivalent Award Agreement dated as of January 28, 2003 by and between the Company and Employee (collectively, “Award Agreements for Plan Years 2000 through 2003”).

(b)	Stock Incentive Plan 2004 Award Agreement dated as of February 2, 2004 by and between the Company and Employee; and Stock Incentive Plan 2005 Award Agreement dated as of February 9, 2005 by and between the Company and Employee (collectively, “Award Agreements for Plan Years 2004 and 2005”).

(c)	Stock Incentive Plan 2006 Award Agreement dated as of February 3, 2006 by and between the Company and Employee; Stock Incentive Plan 2007 Award Agreement dated as of February 5, 2007 by and between the Company and Employee; Stock Incentive Plan 2008 Award Agreement dated as of February 4, 2008 by and between the Company and Employee; and Stock Incentive Plan 2009 Award Agreement dated as of February 9, 2009 by and between the Company and Employee (collectively, “Award Agreements for Plan Years 2006 through 2009”).

B.	Amendment to Award Agreements for Plan Years 2000 through 2003

1.	Each of the Award Agreements for Plan Years 2000 through 2003, respectively, is hereby amended by deleting Paragraph A.3(c) in its entirety and inserting in its place Paragraph A.3(c) as follows:

If Employee’s employment with the Company terminates by reason of normal retirement at or after age 65 or other retirement with the consent of the Company’s Compensation Committee (the “Committee”), the portion of the Option vested on the date of such retirement may be exercised by Employee at any time during the period ending on the Expiration Date (as defined below). If Employee’s employment with the Company terminates by reason of early retirement at or after age 55 with ten or more years of service with the Company, the portion of the Option vested on the date of such early retirement may be exercised by Employee at any time during the period ending on the earlier of the Expiration Date or the third anniversary of the date of such early retirement. If Employee dies after any retirement (normal, early or other retirement approved by the Committee), the vested portion of the Option may be exercised by Employee’s estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee’s death.

C.	Amendment to Award Agreements for Plan Years 2004 and 2005

1.	Each of the Award Agreements for Plan Years 2004 and 2005, respectively, is hereby amended by deleting Paragraph A.3(b) in its entirety and inserting in its place Paragraph A.3(b) as follows:

If Employee’s employment with the Company terminates by reason of normal retirement at or after age 65 or other retirement with the consent of the Company’s Compensation Committee (the “Committee”), the portion of the Option vested on the date of such retirement may be exercised by Employee at any time during the period ending on the Expiration Date (as defined below). If Employee’s employment with the Company terminates by reason of early retirement at or after age 55 with ten or more years of service with the Company, the portion of the Option vested on the date of such early retirement may be exercised by Employee at any time during the period ending on the earlier of the Expiration Date or the third anniversary of the date of such early retirement. If Employee dies after any retirement (normal, early or other retirement approved by the Committee), the vested portion of the Option may be exercised by Employee’s estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee’s death.

D.	Amendment to Award Agreements for Plan Years 2006 through 2009

1.	Each of the Award Agreements for Plan Years 2006 through 2009, respectively, is hereby amended by deleting Paragraph B.3(b) in its entirety and inserting in its place Paragraph B.3(b) as follows:

If Employee’s employment with the Company terminates by reason of normal retirement at or after age 65 or other retirement with the consent of the Committee, the portion of the Stock Option that is Vested on the date of such retirement may be exercised by Employee at any time during the period ending on the Expiration Date (as defined below). If Employee’s employment with the Company terminates by reason of early retirement at or after age 55 with ten or more years of service with the Company, the portion of the Stock Option that is Vested on the date of such early retirement may be exercised by Employee at any time during the period ending on the earlier of the Expiration Date or the third anniversary of the date of such early retirement. If Employee dies after any retirement (normal, early or other retirement approved by the Committee), the portion of the Stock Option that is Vested may be exercised by Employee’s estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee’s death.

E.	Miscellaneous.

1. Continuing Effect. Except as specifically provided herein, the award agreements amended by this Amendment shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2. No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of any of the award agreements except as specifically set forth herein.

3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Washington.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the date referred to above.

Plum Creek Timber Company, Inc.

By:
Barbara L. Crowe
Vice President, Human Resources

Note: The foregoing Exhibit 10.4 to this Form 10-Q for the quarter ended June 30, 2009 is a Form of Amendment to award agreements governing the terms of long-term incentive awards issued under the Registrant’s stock incentive plan. The award agreements identified in Section A of the Form of Amendment constitute the agreements governing the terms of incentive awards granted to officers each year, but do not reflect the dates of any “off-cycle” awards made in connection with hiring and/or promotion of certain employees. Amendments identical in substance to the foregoing Form of Amendment have been executed and made to all such agreements that govern the terms of previously granted stock option awards in addition to those identified in Section A.

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